UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

AMIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO	83201
(Address of Principal Executive Offices)	(Zip Code)

(208) 233-4690

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AMIS Holdings, Inc. (the “Company”) has entered into an amendment dated as of August 1, 2007 (“Amendment No. 3”) to its Credit Agreement dated as of April 1, 2005 among the Company, AMI Semiconductor, Inc., its wholly owned subsidiary, the lenders party thereto and Credit Suisse, as Collateral Agent and Administrative Agent (as amended, the “Credit Agreement”) to allow the Company to issue up to $225 million of subordinated debt in the form of convertible notes to be used for the repurchase of shares of the Company’s common stock and/or for acquisitions, to adjust the applicable interest rates on the outstanding principal balance of the debt, to increase the maximum allowable leverage ratios in the event that the Company issues the subordinated debt, to permit the sale, license or other transfer of up to $75 million worth of intellectual property to one or more foreign subsidiaries and to allow foreign subsidiaries to incur an additional $55 million in subordinated debt to finance these intellectual property transfers, and to make other minor revisions. A copy of Amendment No. 3 is filed as an exhibit to this current report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company has entered into an amendment to its Credit Agreement to allow the Company to issue up to $225 million of subordinated debt in the form of convertible notes to be used for the repurchase of shares of the Company’s common stock and/or for acquisitions, to adjust the applicable interest rates on the outstanding principal balance of the debt, to increase the maximum allowable leverage ratios in the event that the Company issues the subordinated debt, to permit the sale, license or other transfer of up to $75 million worth of intellectual property to one or more foreign subsidiaries and to allow foreign subsidiaries to incur an additional $55 million in subordinated debt to finance these intellectual property transfers, and to make other minor revisions. The information provided in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment No. 3 Consent, Waiver and Agreement dated August 1, 2007, to the Credit Agreement dated as of April 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: August 3, 2007	By:	/s/ JOSEPH J. PASSARELLO
	Name:	Joseph J. Passarello
	Title:	Chief Financial Officer